UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
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Noodles & Company
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March 25, 2015

To Our Stockholders:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders of Noodles & Company at the offices of the Company at 520 Zang Street, Suite D, Broomfield, Colorado, on May 6, 2015, at 2:00 p.m. local time.

The matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Your vote is important. Please cast your vote as soon as possible over the Internet, by telephone, or by completing and returning the enclosed proxy card in the postage-prepaid envelope to ensure that your shares are represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend in person. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

We look forward to seeing you at the meeting.

Sincerely,

Kevin Reddy
Chairman and Chief Executive Officer

NOODLES & COMPANY
520 ZANG STREET, SUITE D
BROOMFIELD, COLORADO 80021

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:
NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of Stockholders of Noodles & Company will be held at the offices of the Company at 520 Zang Street, Suite D, Broomfield, Colorado, on May 6, 2015, at 2:00 p.m. local time, for the following purposes:
1. To elect the three directors named in the Proxy Statement as Class II directors of the Noodles & Company, each to serve for three years and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal.
2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 29, 2015.
3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.
On or about March 27, 2015, we expect to send some of our stockholders a Notice of Internet Availability of Proxy Materials with instructions on how to access our proxy materials over the Internet and how to vote. If you did not receive such a Notice, you may elect to receive future notices, proxy materials and annual reports electronically through the Internet by following the instructions in this Proxy Statement. Only stockholders of record at the close of business on March 10, 2015 are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors
Paul A. Strasen,
Executive Vice President,
General Counsel & Secretary
Broomfield, Colorado
March 25, 2015
Whether or not you expect to attend the meeting, please vote via the Internet, by telephone, or complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDER MEETING TO BE HELD ON MAY 6, 2015:
THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT
www.proxypush.com/ndls

Noodles & Company
Proxy Statement
For the Annual Meeting of Stockholders
To Be Held on May 6, 2015

4

NOODLES & COMPANY
520 ZANG STREET, SUITE D, BROOMFIELD, COLORADO 80021
PROXY STATEMENT
March 25, 2015

THE MEETING
The accompanying proxy is solicited on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Noodles & Company, a Delaware corporation (the “Company”), for use at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the offices of the Company at 520 Zang Street, Suite D, Broomfield, Colorado, on May 6, 2015, at 2:00 p.m. local time. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about March 25, 2015. An Annual Report for the year ended December 30, 2014 is enclosed with this Proxy Statement. Electronic copies of this proxy statement and annual report are available at investor.noodles.com and www.proxypush.com/ndls.
Voting Rights, Quorum and Required Vote
Only holders of record of our Class A and Class B common stock at the close of business on March 10, 2015, which is the record date, will be entitled to vote at the Annual Meeting. At the close of business on March 10, 2015, we had 29,834,399 shares of common stock outstanding and entitled to vote; of which 28,312,301 were Class A Common Stock and 1,522,098 were Class B Common Stock. Holders of the Company’s Class A and Class B common stock are entitled to one vote for each share held as of the above record date, with the exception that Class B common stock does not vote on the election or removal of directors. Shares of our Class B common stock are convertible on a share-for-share basis into shares of our Class A common stock at the election of the holder. Each stockholder may appoint only one proxy holder or respresentative to attend the meeting on his or her behalf. A quorum is required for our stockholders to conduct business at the Annual Meeting. The holders of a majority in voting power of all issued and outstanding stock entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business. Abstentions and “broker non-votes” (described below) will be counted in determining whether there is a quorum.
For Proposal No. 1—Election of Directors, directors will be elected by a plurality of the votes of the shares of common stock cast at the Annual Meeting, which means that the three nominees receiving the highest number of “for” votes will be elected. Withheld votes and broker non-votes (as defined below) will have no effect on Proposal No. 1.
Proposal No. 2—Ratification of Appointment of Independent Registered Public Accounting Firm, requires the affirmative vote of the holders of a majority in voting power of the stock entitled to vote at the Annual Meeting, present in person or represented by proxy. Abstentions will count the same as votes against Proposal No. 2. Broker non-votes will have no effect on Proposal No. 2.
Voting Your Shares
If you are a registered holder, meaning that you hold our stock directly (not through a bank, broker or other nominee), you may vote in person at the Annual Meeting or vote by completing, dating and signing the accompanying proxy and promptly returning it in the enclosed envelope, by telephone, or electronically through the Internet by following the instructions included on your proxy card. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein. Signed proxies that give no instructions as to how they should be voted on a particular proposal at the Annual Meeting will be counted as votes “for” such proposal or in the case of the election of the Class II directors, as a vote “for” election to Class II of the Board of all nominees presented by the Board.
If your shares are held through a bank, broker or other nominee, you are considered the beneficial owner of those shares. You may be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided by that nominee. You must obtain a legal proxy from the nominee that holds your shares if you wish to vote in person at the annual meeting. If you do not provide voting instructions to your broker in advance of the annual meeting, New York Stock Exchange rules grant your broker discretionary authority to vote on “routine” proposals. The ratification of the appointment of the independent registered public accounting firm in Proposal No. 2 is the only item on the agenda for the annual meeting that is considered routine. Where a proposal is not “routine,” a broker who has received no instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal, and the missing votes are referred to as “broker non-votes.”
In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the Chairman of the Annual Meeting may adjourn the Annual Meeting to permit further solicitations of proxies.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the telephone or Internet should understand that there may be costs associated with telephonic or electronic access, such as usage charges from telephone companies and Internet access providers, that must be borne by the stockholder.
Expenses of Solicitation
The expenses of soliciting proxies to be voted at the Annual Meeting will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, the Company and/or its agents may also solicit proxies in person, by telephone or email. Following the original mailing of the proxies and other soliciting materials, the Company will request that banks, brokers and other nominees forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. We will reimburse banks, brokers and other nominees for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.
Revocability of Proxies
Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote. A proxy may be revoked by a writing delivered to the Company stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered before or at the Annual Meeting, or by attendance at the Annual Meeting and voting in person. In order for beneficial owners to change any of your previously provided voting instructions, you must contact your bank, broker or other nominee directly.
Delivery of Documents to Stockholders Sharing an Address
We have adopted a procedure approved by the Securities and Exchange Commission (“SEC”) called “householding” under which multiple stockholders who share the same address will receive only one copy of the Annual Report, Proxy Statement, or Notice of Internet Availability of Proxy Materials, as applicable, unless we receive contrary instructions from one or more of the stockholders. If you wish to opt out of householding and receive multiple copies of the proxy materials at the same address, or if you have previously opted out and wish to participate in householding, you may do so by notifying us by telephone at 720-214-4132, by mail at Noodles & Company at, 520 Zang Street, Suite D, Broomfield, CO 80021, or by email at investorrelations@noodles.com, and we will promptly deliver the requested materials. You also may request additional copies of the proxy materials by notifying us in writing or by telephone at the same address, email address, or telephone number. Brokerage firms and banks are also entitled to household. Stockholders with shares registered in the name of a brokerage firm or bank should contact their brokerage firm or bank to request information about householding or to opt in or out of householding.
On or about March 27, 2015, we mailed or e-mailed to some of our stockholders a Notice of Internet Availability of Proxy Materials with instructions on how to access our proxy materials over the Internet and how to vote. If you received a notice and would prefer to receive paper copies of the proxy materials, you may notify us by telephone, email or mail at the telephone number, email address and mailing address provided above.
Explanatory Note
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as we are an emerging growth company, we will not be required to provide an auditor's attestation report on management's assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, or obtain stockholder approval of any golden parachute payments not previously approved. In addition, because we are an emerging growth company, we are not required to include a Compensation Discussion and Analysis section in this proxy statement and have elected to comply with the scaled-down executive compensation disclosure requirements applicable to emerging growth companies.
We could be an emerging growth company for up to five years from June 28, 2013, the date of our initial public offering, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur at the end of the fiscal year during which the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Under Section 107(b) of the JOBS Act, emerging growth companies may delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we are subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

PROPOSAL NO. 1—ELECTION OF DIRECTORS
The Company’s Board of Directors is presently comprised of eight members, who are divided into three classes, designated as Class I, Class II and Class III. One class of directors is elected by the stockholders at each annual meeting to serve a three-year term. Class I directors consist of Johanna Murphy and James Rand; Class II directors consist of Andrew Taub, Stuart Frenkiel and Jeffrey Jones; and Class III directors consist of Scott Dahnke, Kevin Reddy and Keith Kinsey.
Class II directors standing for reelection at the Annual Meeting are Stuart Frenkiel, Jeffrey Jones and Andrew Taub. Class III and Class I directors will stand for reelection or election at the 2016 and 2017 annual meetings of stockholders, respectively.
Each of the nominees for election to Class II is currently a director of the Company. If elected at the Annual Meeting, each of the nominees would serve for three years and until his or her successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. If any of the nominees is unable or unwilling to be a candidate for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), the stockholders may vote for a substitute nominee chosen by the present Board to fill the vacancy. In the alternative, the stockholders may vote for just the remaining nominees, leaving a vacancy that may be filled at a later date by the Board. Alternatively, the Board may reduce the size of the Board.
Stuart Frenkiel is affiliated with Argentia Private Investments Inc., which invested in the Company in 2010, currently holds approximately 27.7% of our outstanding equity interests and has the right to designate two members to our Board of Directors. Mr. Frenkiel has been a member of our Board of Directors since 2010, and brings to the Board long standing familiarity with our business, as well as industry and operational experience. Andrew Taub is affiliated with Catterton Partners, which also invested in the Company in 2010, currently holds approximately 22.9% of our outstanding stock and has the right to designate two members of our Board of Directors. Mr. Taub has been a member of our Board of Directors since 2010, and brings to our Board substantial expertise in the retail and consumer industry. Mr. Jones has been a member of our Board since 2013, bringing substantial financial experience as a leader in hospitality, retail and real estate industries, as well as significant experience on public company boards.
The names of the nominees for election as Class II directors at the Annual Meeting and of the incumbent Class I and Class III directors, and certain information about them, including their ages as of March 25, 2015, are included below.

Nominees	Class	Age	Position	Year Elected Director	Current Term Expires	Expiration of Term for which Nominated
Stuart Frenkiel (1) (3)	II	35	Director	2010	2015	2018
Jeffrey Jones (2)	II	53	Director	2013	2015	2018
Andrew Taub	II	46	Director	2010	2015	2018
Continuing Directors
Scott Dahnke (1) (3) (4)	III	49	Director	2011	2016
Keith Kinsey	III	60	President, Chief Operating Officer and Director	2008	2016
James Rand (2)	I	72	Director	2008	2017
Johanna Murphy (2)	I	44	Director	2014	2017
Kevin Reddy	III	57	Chairman and Chief Executive Officer	2006	2016
________________________

(1)	Member of the Compensation Committee.

(2)	Member of the Audit Committee.

(3)	Member of the Nominating and Corporate Governance Committee.

(4)	Lead Independent Director.

Nominees for Election as Class II Directors
Stuart Frenkiel has been a member of our Board of Directors since December 2010. Mr. Frenkiel has been a Senior Director at Public Sector Pension Investment Board ("PSPIB") since December 2011. He was a Director at PSPIB beginning in March 2010. PSPIB is the parent of Argentia, which is an affiliate of the Company. Mr. Frenkiel serves on the board of directors of Ferrara Candy Company. From August 2008 to March 2010, he was an Associate Director in the Mergers and Acquisitions group of UBS Investment Bank. Prior to that, Mr. Frenkiel worked in the Office of Strategic Management at BMO Financial Group and held several finance roles at General Electric Company. Mr. Frenkiel received a Bachelor of Commerce degree from McGill University, holds an MBA from the Kellogg School of Management at Northwestern University, which he received in June 2008, and is a CFA charterholder. He brings to our Board of Directors a long-standing familiarity with our business, including industry and operational experience.
Jeffrey Jones has been a member of our Board of Directors since September 2013. Mr. Jones is the former Chief Financial Officer for Vail Resorts, Inc., a position he held from 2003 through 2012. He was also a member of the Board of Directors of Vail Resorts, Inc. from 2008 through 2012. Mr. Jones is currently a member of the Board of Directors of Hershey Entertainment and Resorts, where he chairs the Audit and Finance Committee, and Summit Hotel Properties, where he is a member of the Audit and Nominating Committees. He is also a member of the US Bank Advisory Board and is a member of the board at the Leeds School of Business, University of Colorado at Boulder. Prior to joining Vail Resorts, Mr. Jones held CFO positions with Clark Retail Enterprises and Lids Corporation. Mr. Jones received a BA in Accounting and American Studies from Mercyhurst College and is a member of the AICPA. Mr. Jones provides our board with significant public company experience in financial positions including significant audit committee roles, as well as overall financial, operations and strategic development experience.
Andrew Taub has been a member of our Board of Directors since December 2010. Mr. Taub is a Senior Partner at Catterton. He joined Catterton in 1996 and has previously served as a Vice President and Principal prior to becoming a Partner in the firm. Catterton is an affiliate of the Company because, they, together with Argentia, own more than 50% of our capital stock and we entered into a stockholders agreement with them. These arrangements are discussed further in the “Transactions with Related Persons” section of this proxy statement. Mr. Taub has helped capitalize and grow over a dozen consumer companies including restaurants, retail, food and beverage and marketing services. Prior to joining Catterton, he spent three years as Vice President of Nantucket Holding Company, a merchant bank specializing in the acquisition and management of troubled companies, as well as the consolidation of fragmented industries. Previously he worked in Mergers and Acquisitions at Dean Witter Reynolds and Coopers & Lybrand. Mr. Taub received a BA from the University of Michigan and an MBA from Columbia Business School. Mr. Taub brings expertise in the retail and consumer industry.
Continuing Directors
Scott Dahnke has been a member of our Board of Directors since September 2011. Mr. Dahnke has been a Managing Partner of Catterton since 2003, and has a broad range of business experience in private equity, consulting, management and finance. Catterton is an affiliate of the Company because, they, together with Argentia, own more than 50% of our capital stock and we entered into a stockholders agreement with them. These arrangements are discussed further in the “Transactions with Related Persons” section of this proxy statement. Prior to joining Catterton, he was a Managing Director at Deutsche Bank Capital Partners and at AEA Investors, where he led AEA’s consumer products investing efforts. Previously, Mr. Dahnke was the Chief Executive Officer of infoUSA, a leading publicly traded provider of business and consumer marketing products and services. Prior to joining infoUSA, Mr. Dahnke served clients on an array of strategic and operational issues as a Partner at McKinsey & Company. His early career also includes experience in the Merger Department of Goldman, Sachs & Co. and with General Motors. Mr. Dahnke received a BS, magna cum laude, in Mechanical Engineering from the University of Notre Dame. He also received academic honors while earning an MBA from the Harvard Business School. Mr. Dahnke brings expertise in the retail and consumer industry.
Keith Kinsey has served as our President since July 2012 and our Chief Operating Officer since November 2007. Mr. Kinsey also served as our Chief Financial Officer from July 2005 to July 2012. He became a member of our Board of Directors in November 2008. Prior to joining us, he was the Pacific Regional Director for Chipotle Mexican Grill. Prior to that time, he held various management roles at McDonald’s Corporation, PepsiCo Restaurant Group and Checkers Drive-In Restaurants. He received a BS in Accounting from the University of Illinois. He brings to our Board of Directors leadership skills, strategic guidance and operational vision from prior experience in our industry.
Johanna Murphy joined our Board of Directors in June 2014. Since September 2013, Ms. Murphy has served as Chief Marketing Officer and Director of Digital for Ivanka Trump, where she is responsible for developing brand strategy and creating dynamic retail experience through traditional and innovative digital marketing techniques. From September 2011 to September 2013 Ms. Murphy served as Vice President of eCommerce at Kate Spade & Company, with a focus elevating the customer experience and service while exploring new customer acquisition tactics through digital strategies for kate spade new york, Kate Spade Saturday and Jack Spade. Prior to that time Ms. Murphy held several leadership roles at GSI Commerce (now eBay Enterprise), including as its Vice President of eCommerce, from January 2008 to September 2011, where she led the fashion and luxury practice and served clients such as Burberry, Calvin Klein, Donna Karan, Betsey Johnson and Tumi. Ms. Murphy brings to our Board of Directors substantial experience in developing marketing and digital strategies for major consumer brands.
James Rand has been a member of our Board of Directors since May 2008. Mr. Rand has served as an independent executive consultant in the retail and restaurant industries since his retirement as Senior Vice President of Worldwide Development at McDonald’s Corporation in 2005. Mr. Rand began his career at McDonald’s Corporation in 1973, where he gained experience in marketing research, marketing and real estate development, including leading the team that launched the Extra Value Meal strategy. Mr. Rand is also a director of Homemade Pizza Company and Chicago Apartment Finders, Inc. He received a BA in Mathematics from Saint Mary’s College. He provides our Board of Directors with seasoned business judgment and valuable insights relevant to our industry.
Kevin Reddy has served as our Chief Executive Officer since April 2006. He became a member of our Board of Directors in May 2006, and Chairman of the Board in May 2008. Mr. Reddy was our President and Chief Operating Officer from April 2005 to April 2006, continuing to serve as our President until July 2012. Prior to joining us, he was the Chief Operating Officer, Chief Operations Officer and Restaurant Support Officer for Chipotle Mexican Grill. Mr. Reddy began his professional career with McDonald’s Corporation in 1983 as a regional controller and progressed into positions of escalating responsibility. Mr. Reddy has received a number of awards in connection with his role as our Chief Executive Officer, including being named “Entrepreneur of the Year” by Restaurant Business Magazine in 2009 and was most recently included on the Nation's Restaurant News 2014 Builders List, created to feature people who are taking restaurant brands to the next level. He currently serves on the executive advisory board to the Daniels School of Business at the University of Denver. He received a BS in Accounting from Duquesne University. He brings to our Board of Directors leadership skills, strategic guidance and operational vision from prior experience in our industry.

The Board of Directors recommends a vote FOR the election of each of the nominated directors.

Directors and Corporate Governance
Board Composition
Our Board of Directors currently consists of eight members.

In accordance with the amended and restated certificate of incorporation and the amended and restated bylaws, our Board of Directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The authorized number of directors may be changed by resolution of the Board of Directors. Our directors are divided among the three classes as follows:

•	Class I directors are Johanna Murphy and James Rand, whose term will expire at the 2017 annual meeting of stockholders;

•	Class II directors are Stuart Frenkiel, Jeffrey Jones and Andrew Taub, whose term will expire at the 2015 annual meeting of stockholders; and

•	Class III directors are Scott Dahnke, Keith Kinsey and Kevin Reddy, whose term will expire at the 2016 annual meeting of stockholders.
Directors for a particular class will be elected for three-year terms at the annual meeting of stockholders in the year in which their term expires. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director's term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal.
Board Independence
Under the listing requirements and NASDAQ rules, independent directors must comprise a majority of a listed company's Board of Directors. Our Principles of Corporate Governance (the “Principles”) provide that an “independent” director is a director who meets the NASDAQ definition of independence and the Principles also provide that, under applicable NASDAQ rules, the members of each of the Audit and Compensation Committees are subject to additional, heightened independence criteria applicable to directors serving on these committees. Our Board of Directors has undertaken a review of its composition, the composition of its committees and the independence of each director (both generally, and, where applicable, under heightened independence criteria applicable to certain committees). Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board of Directors has determined, based on the recommendation of our Nominating and Corporate Governance Committee, that each of Messrs. Dahnke, Frenkiel, Jones, Rand and Taub and Ms. Murphy is “independent” under NASDAQ rules. Prior to James Pittman's resignation from the Board of Directors in June 2014, the Board of Directors assessed his independence and determined that he was independent. In making the independence determinations, our Board of Directors assessed the current and prior relationships that each non-employee director has with us and all other relevant facts and circumstances, including the beneficial ownership of our capital stock by each non-employee director. Based on these assessments, for each director deemed to be independent, our Board of Directors made a determination that, because of the nature of the director's relationships and / or the amounts involved, the director had no relationships with our company or our management that, in the judgment of the Board, would impair the director's independence.
Messrs. Frenkiel and Dahnke are currently members of the Compensation Committee and are affiliated with Argentia and Catterton, respectively. Pursuant to applicable SEC and NASDAQ requirements, the Board of Directors considered all factors specifically relevant to determining whether either of these directors had or has a relationship which is material to that director’s ability to be independent from management in connection with their duties as members of the Compensation Committee, including these affiliations, and the Board determined that these directors are independent for purposes of serving on the Board of Directors and its Compensation Committee.

Leadership Structure
Kevin Reddy serves as Chairman of the Board and as Chief Executive Officer. Our Board of Directors believes that the current Board leadership structure, coupled with a strong emphasis on Board independence, provides effective independent oversight of management while allowing the Board and management to benefit from Mr. Reddy’s extensive executive leadership and operational experience, including his many years of experience as a restaurant operating company executive and his experience and familiarity with our business as Chief Executive Officer. Independent directors and management sometimes have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside of our company, while Messrs. Reddy and Kinsey bring company-specific experience and expertise. The Board of Directors believes that Mr. Reddy’s combined role enables strong leadership, creates clear accountability and enhances our ability to communicate our message and strategy clearly and consistently to stockholders.
Lead Independent Director
The non-management directors serving on our Board appointed Scott Dahnke to serve as our lead independent director. As lead independent director, Mr. Dahnke presides over regularly scheduled meetings at which only our independent directors are present, serves as a liaison between the Chief Executive Officer and the independent directors, approves information sent to the Board, approves the agenda and schedule for Board meetings to provide that there is sufficient time for discussion of all agenda items, is available for consultation and communication with major stockholders upon request and performs such additional duties as our Board of Directors may otherwise determine and delegate.
Executive Sessions of Independent Directors
In order to promote open discussion among independent directors, our Board of Directors has a policy of conducting executive sessions of independent directors during each regularly scheduled Board meeting and at such other times as may be requested by an independent director. These executive sessions are chaired by our lead independent director. The lead independent director provides feedback to our Chief Executive Officer, as needed, promptly after the executive session.
Principles of Corporate Governance
Our Principles of Corporate Governance are available on our website at investor.noodles.com/governance.cfm.
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to all of our officers and employees, including our Chief Executive Officer and Chief Financial Officer and those officers and employees responsible for financial reporting. We have also adopted a director code of business conduct and ethics that applies to our directors. Our codes of business conduct and ethics are posted on the investor relations section of our website at investor.noodles.com. We intend to disclose future amendments to our codes of business conduct and ethics, and any waivers of their provisions that we grant to our executive officers and directors, on our website within four business days following the date of the amendment or waiver.
Board Meetings
During 2014, the Board of Directors held four meetings. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors held during the period such director served and 75% of the total number of meetings held by any of the committees of the Board of Directors on which such director served during such period.
The Board’s Role in Risk Oversight
The Board of Directors oversees the Company’s risk management process. The Board oversees a Company-wide approach to risk management, designed to enhance stockholder value, support the achievement of strategic objectives and improve long-term organizational performance. The Board determines the appropriate level of risk for the Company generally, assesses the specific risks faced by the Company and reviews the steps taken by management to manage those risks. The Board’s involvement in setting the Company’s business strategy facilitates these assessments and reviews, culminating in the development of a strategy that reflects both the Board’s and management’s consensus as to appropriate levels of risk and the appropriate measures to manage those risks. Pursuant to this structure, risk is assessed throughout the enterprise, focusing on risks arising out of various aspects of the Company’s strategy and the implementation of that strategy, including financial, legal/compliance, operational/strategic, health and safety, and compensation risks. The Board also considers risk when evaluating proposed transactions and other matters presented to the Board, including acquisitions and financial matters.
While the Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, the Audit Committee reviews and discusses the Company’s practices with respect to risk assessment and risk management. The Audit Committee also focuses on financial risk, including internal controls, and discusses the Company’s risk profile with the Company’s independent registered public accounting firm. In addition, the Audit Committee oversees the Company’s compliance program with respect to legal and regulatory requirements, including the Company’s codes of conduct and policies and procedures for monitoring compliance. The Compensation Committee periodically reviews compensation practices and policies to determine whether they encourage excessive risk taking, including an annual review of management’s assessment of the risk associated with the Company’s compensation programs covering its employees, including executives, and discusses the concept of risk as it relates to the Company’s compensation programs. Management regularly reports on applicable risks to the relevant committee or the Board, as appropriate, including reports on significant Company projects, with additional review or reporting on risks being conducted as needed or as requested by the Board and its committees.
Board Committees
Audit Committee
Our Audit Committee, which met seven times in 2014, is currently composed of Jeffrey Jones, Johanna Murphy and James Rand. Ms. Murphy began serving on the committee on June 24, 2014; prior to that time Stuart Frenkiel served on the committee. Mr. Jones is the Chairman of the Audit Committee and our Audit Committee financial expert, as currently defined under SEC rules. Each member of the Audit Committee meets the requirements for financial literacy under the applicable NASDAQ rules. The composition of our Audit Committee complies with all applicable requirements of the SEC and the listing requirements of NASDAQ. All of our Audit Committee members meet the additional, heightened independence criteria applicable to directors serving on the Audit Committee under NASDAQ rules and SEC rules.
The Audit Committee operates under a written charter, available on our website at investor.noodles.com/governance.cfm, that satisfies the applicable standards of the SEC and the listing requirements of NASDAQ, and oversees our corporate accounting and financial reporting process. The Audit Committee's responsibilities include, but are not limited to:

•	appointing, compensating, retaining and overseeing our independent registered public accounting firm;

•
approving in advance all audit and permissible non-audit services to be provided by the outside auditor, and establishing policies and procedures for the pre-approval of audit and permissible non-audit services to be provided by the outside auditor;

•	at least annually, reviewing the independence of the outside auditor;

•	at least annually, obtaining and reviewing a report by the outside auditor describing, among other things, its internal quality-control procedures;

•
meeting to review and discuss with management and the outside auditor the annual audited and quarterly financial statements of the Company and the independent auditor’s reports related to the financial statements;

•
receiving reports from the outside auditor and management regarding, and reviewing and discussing the adequacy and effectiveness of, the Company’s internal controls, including any significant deficiencies in internal controls and significant changes in internal controls reported to the Audit Committee by the outside auditor or management;

•	receiving reports from management regarding, and reviewing and discussing the adequacy and effectiveness of, the Company’s disclosure controls and procedures;

•	reviewing and discussing earnings press releases, and corporate practices with respect to earnings press releases and financial information and earnings guidance provided to analysts;

•
overseeing the Company’s compliance program with respect to legal and regulatory requirements, including the Company’s Codes of Business Conduct and Ethics and the Company’s policies and procedures for monitoring compliance;

•	reviewing and discussing the Company’s practices with respect to risk assessment and risk management;

•	establishing and overseeing procedures for handling reports of potential misconduct; and

•	establishing and periodically reviewing policies and procedures for the review, approval and ratification of related person transactions.

Compensation Committee

Our Compensation Committee, which met three times in 2014, is currently composed of Scott Dahnke and Stuart Frenkiel, each of whom is a non-employee, independent member of our Board of Directors. Stuart Frenkiel began serving on the Compensation Committee on June 24, 2014; prior to that time James Pittman served on the Committee. Mr. Dahnke is the

Chairman of the Compensation Committee. The Compensation Committee operates under a written charter, available on our website at investor.noodles.com/governance, that satisfies the applicable standards of the SEC and NASDAQ. The Compensation Committee's responsibilities include, but are not limited to:

•
overseeing the Company’s overall compensation philosophy, policies and programs, and assessing whether the Company’s compensation philosophy establishes appropriate incentives for management and employees;

•
reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, set the Chief Executive Officer’s compensation level based on this evaluation, and approve the grant of equity awards to the Chief Executive Officer;

•	setting the compensation of other executive officers based upon the recommendation of the Chief Executive Officer and approve the grant of equity awards;

•	administering and making recommendations to the Board with respect to the Company’s incentive compensation and equity-based compensation plans that are subject to Board approval;

•	approving the terms and grant of equity awards for executive officers;

•	reviewing and approving the design of other benefit plans pertaining to executive officers;

•	approving, and amending or modifying, terms of other compensation and benefit plans as appropriate;

•	reviewing and recommending to the Board employment and severance arrangements for executive officers, including employment agreements and change-in-control provisions, plans or agreements;

•	annually reviewing the compensation of directors for service on the Board and its committees and recommending changes in compensation to the Board as appropriate;

•	overseeing the assessment of risks related to the Company’s compensation policies and programs; and

•	annually reviewing an assessment of any potential conflicts of interest raised by the work of compensation consultants.

Pursuant to the terms of its charter, the Compensation Committee may delegate its duties and responsibilities to one or more subcommittees, consisting of not less than two members of the Committee.

Our Chief Executive Officer, Kevin Reddy, makes recommendations to the Compensation Committee regarding the compensation of the other executive officers of the Company.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee is, or has at any time been, an officer or employee of The Company. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or Compensation Committee of any other entity that has one or more executive officers serving on our Board of Directors or Compensation Committee. No directors served on the Compensation Committee in 2014 other than Messrs. Dahnke and Frenkiel, the two directors currently serving on such committee, and James Pittman, who resigned as a director of the Company in June 2014.
Nominating Committee
Our Nominating Committee, which met once in 2014, is currently composed of Messrs. Scott Dahnke and Stuart Frenkiel, each of whom is a non-employee, independent member of our Board of Directors. Mr. Dahnke is the Chairman of the Nominating Committee. The Nominating Committee operates under a written charter, available on our website at investor.noodles.com/governance.cfm, that satisfies the applicable standards of the SEC and NASDAQ. The Nominating Committee's responsibilities include, but are not limited to:

•	developing and recommending to the Board criteria for Board membership;

•	assessing the contributions and independence of incumbent directors in determining whether to recommend them for reelection;

•	identifying, reviewing the qualifications of and recommending candidates for election to the Board;

•	establishing procedures for the consideration of Board candidates recommended for the Committee’s consideration by the Company’s stockholders;

•	recommending to the Board the Company’s candidates for election or reelection to the Board at each annual stockholders’ meeting;

•	recommending to the Board candidates to be elected by the Board as necessary to fill vacancies and newly created directorships;

•
developing and recommending to the Board a set of corporate governance principles, and annually reviewing those principles and recommending changes to the Board as appropriate; making recommendations to the Board concerning the size, structure, composition and functioning of the Board and its committees;

•	recommending committee members and chairpersons to the Board for appointment; and

•	establishing and periodically reviewing policies and procedures for the review, approval and ratification of related person transactions.
Policy Regarding Stockholder Recommendations
The Company identifies new director candidates through a variety of sources. The Nominating Committee will consider director candidates recommended by stockholders in the same manner it considers other candidates, as described below. Stockholders seeking to recommend candidates for consideration by the Nominating Committee should submit a recommendation in writing describing the candidate's qualifications and other relevant biographical information and provide confirmation of the candidate's consent to serve as director. Please submit this information to the Corporate Secretary, Noodles & Company, 520 Zang Street, Suite D, Broomfield, CO 80021, or by email at investorrelations@noodles.com.
Stockholders may also propose director nominees by adhering to the advance notice procedure described under “Stockholder Proposals” elsewhere in this Proxy Statement.

Director Qualifications

The Nominating Committee and the Board believe that candidates for director should have certain minimum qualifications, including, without limitation:

•	demonstrated business acumen and leadership, and high levels of accomplishment;

•	ability to exercise sound business judgment and to provide insight and practical wisdom based on experience;

•	commitment to understand the Company and its business, industry and strategic objectives;

•	integrity and adherence to high personal ethics and values, consistent with our Code of Business Conduct and Ethics;

•	ability to read and understand financial statements and other financial information pertaining to the Company;

•	commitment to enhancing stockholder value;

•	willingness to act in the interest of all stockholders; and

•	for non-employee directors, independence under NASDAQ listing standards and other applicable rules and regulations.

In the context of the Board’s existing composition, other requirements, such as restaurant industry experience or experience in a particular business discipline, that are expected to contribute to the Board’s overall effectiveness and meet the needs of the Board and its committees may be considered. The Company values diversity on a company-wide basis, but has not adopted a specific policy regarding Board diversity.

The Nominating Committee consults with other members of the Board of Directors and with the Company's management in identifying and evaluating candidates for director.

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected Ernst & Young LLP, or Ernst & Young, to be the Company’s independent registered public accounting firm for the year ending December 29, 2015, and recommends that the stockholders vote for ratification of such appointment. Ernst & Young has been engaged as our independent registered public accounting firm since 2009. As a matter of good corporate governance, the Audit Committee has requested the Board of Directors to submit the selection of Ernst & Young as the Company's independent registered public accounting firm for 2015 to stockholders for ratification. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We expect representatives of Ernst & Young to be present at the Annual Meeting. They will have the opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.
Audit and Related Fees
The following table sets forth the aggregate fees billed for professional services rendered by Ernst & Young for the audit of our financial statements for 2014 and 2013 and the aggregate fees for other services rendered by Ernst & Young billed in those periods:

	2014	2013
Audit fees(1)	$425,000	$1,323,234
Audit Related fees(2)	—	2,150
Tax fees(3)	87,385	94,355
Total audit and related fees	$512,385	$1,419,739
_____________________

(1)
2014 and 2013 audit fees and expenses related to the fiscal year audit and interim reviews, notwithstanding when the fees and expenses were billed or when the services were rendered, and additional work performed in connection with the Company’s initial public offering and follow-on offering.

(2)	Represents fees for a subscription to an Ernst & Young online services used for accounting research purposes.

(3)	Tax fees relate to professional services rendered for tax compliance, tax return review and preparation and related tax advice.
In connection with our initial public offering, the Board of Directors has adopted a written policy for the pre-approval of certain audit and non-audit services which Ernst & Young provides. The policy balances the need to ensure the independence of Ernst & Young while recognizing that in certain situations Ernst & Young may possess both the technical expertise and knowledge of the Company to best advise the Company on issues and matters in addition to accounting and auditing. In general, the Company’s independent registered public accounting firm cannot be engaged to provide any audit or non-audit services unless the engagement is pre-approved by the Audit Committee. Certain services may also be pre-approved by the Chairman of the Audit Committee under the policy. All of the fees identified in the table above were approved in accordance with SEC requirements and, following our initial public offering, pursuant to the policies and procedures described above.
All of the services of Ernst & Young for 2014 and 2013 described above were pre-approved by the Audit Committee.

The Board of Directors recommends a vote FOR the ratification of the appointment of ERNST & YOUNG LLP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of Class A and Class B of our common stock as of March 10, 2015 for:

•	each stockholder known by us to be the beneficial owner of more than 5% of any class of our outstanding shares of common stock;

•	each of our directors and director nominees;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.
As of March 10, 2015, Argentia beneficially owned 1,522,098 shares of Class B common stock, which represented 100% of the outstanding shares of Class B common stock on that date. Class B common stock has the same rights as the common stock except that holders of Class B common stock will not be entitled to vote in the election or removal of directors unless converted into Class A common stock.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership in the following table is based on 29,834,399 shares of common stock outstanding as of March 10, 2015 (of which 28,312,301 were Class A Common Stock and 1,522,098 were Class B Common Stock), unless otherwise indicated in the footnotes below. In computing the number of shares of common stock beneficially owned by a person or entity and the percentage ownership of that person or entity, we deemed to be outstanding all shares of common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or exercisable within 60 days of March 10, 2015. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Noodles & Company, 520 Zang Street, Suite D, Broomfield, CO 80021.

	Shares Beneficially Owned		Voting Shares Beneficially Owned
	Shares	Percent	Shares	Percent
Name and Address of Beneficial Owner

Stockholders owning more than 5%
Entities affiliated with Catterton Partners (1)	6,834,884	22.91%	6,834,884	24.14%
Argentia Private Investments Inc. (2)	8,264,310	27.70%	6,742,212	23.81%

Named Executive Officers and Directors
Kevin Reddy (3)	974,071	3.16%	974,071	3.33%
Keith Kinsey (4)	720,942	2.36%	720,942	2.49%
Dave Boennighausen (5)	87,336	*	87,336	*
Dan Fogarty (6)	138,624	*	138,624	*
Phil Petrilli (7)	95,320	*	95,320	*
Paul Strasen (8)	152,078	*	152,078	*
Kathy Lockhart (9)	27,252	*	27,252	*
Scott A. Dahnke (1)	6,834,884	22.91%	6,834,884	24.14%
Stuart Frenkiel	—	—	—	—
Jeffrey Jones (11)	5,511	*	5,511	*
Johanna Murphy	—	—	—	—
James Rand (10)	47,981	*	47,981	*
Andrew Taub	—	—	—	—

All Executive Officers and Director as a Group (13 individuals)	2,249,115	7.54%	2,249,115	7.94%
__________________________
*    Indicates ownership of less than one percent.

(1)
All of the shares of Class A common stock are held by Catterton-Noodles, LLC, an entity affiliated with Catterton. Scott Dahnke is a Managing Partner of Catterton, and in such capacity has voting and investment control over the securities. Mr. Dahnke disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The principal business address of Catterton Partners is 599 West Putnam Avenue, Greenwich, CT 06830.

(2)
Consists of 6,742,212 shares of Class A common stock and 1,522,098 shares of Class B common stock held by Argentia, which is affiliated with the Public Sector Pension Investment Board (“PSP Investments”), a Canadian Crown Corporation. John Valentini is Interim President and Chief Executive Officer and Interim Chief Investment Officer of PSP Investments. He is also a director and President of Argentia.  Derek Murphy is Senior Vice President, Private Equity of PSP Investments and is a director and Vice President of Argentia. In such capacities, Mr. Valentini and Mr. Murphy have investment control over such securities. Mr. Murphy and Stephanie Lachance, Vice President, Responsible Investment and Corporate Secretary of PSP Investments, have voting control over such securities on behalf of Argentia. Mr. Valentini, Mr. Murphy and Ms. Lachance disclaim beneficial ownership of such securities. The principal business address of Argentia is 1250 Réne Lévesque Boulevard West, Suite 900, Montreal, Quebec, Canada H3B 4W8.

(3)	Includes options to purchase 969,071 shares of our Class A common stock exercisable within 60 days.

(4)	Includes options to purchase 696,006 shares of our Class A common stock exercisable within 60 days.

(5)	Includes options to purchase 85,836 shares of our Class A common stock exercisable within 60 days.

(6)	Includes options to purchase 138,624 shares of our Class A common stock exercisable within 60 days.

(7)	Includes options to purchase 90,320 shares of our Class A common stock exercisable within 60 days.

(8)	Includes options to purchase 147,135 shares of our Class A common stock exercisable within 60 days.

(9)	Includes options to purchase 25,802 shares of our Class A common stock exercisable within 60 days.

(10)	Includes options to purchase 31,476 shares of our Class A common stock exercisable within 60 days.

(11)	Includes options to purchase 5,511 shares of our Class A common stock exercisable within 60 days.

EXECUTIVE COMPENSATION
Our named executive officers, or NEOs, for 2014, which consist of our principal executive officer and the next two most highly-compensated executives, are:

•	Kevin Reddy, our Chairman and Chief Executive Officer;

•	Keith Kinsey, our President and Chief Operating Officer; and

•	Dave Boennighausen, our Chief Financial Officer.
2014 Summary Compensation Table
The following table summarizes the compensation awarded to, earned by or paid to our NEOs for 2014 and 2013.

Name and Principal Position	Year	Salary	Bonus(1)	Option Awards(2)	Non-equity incentive plan compensation (3)	All other Compensation (4)	Total
Kevin Reddy	2014	$689,385	$—	$218,182	$—	$26,675	$934,242
Chairman and Chief Executive Officer	2013	655,769	1,000,000	1,508,748	542,430	17,752	3,724,699
Keith Kinsey	2014	490,154	—	218,182	—	12,994	721,330
President and Chief Operating Officer	2013	472,308	500,000	838,193	308,582	9,254	2,128,337
Dave Boennighausen	2014	262,384	—	218,182	—	11,266	491,832
Chief Financial Officer	2013	239,808	50,000	20,898	104,468	9,504	424,678
______________________________
(1)Amounts shown in this column represent bonuses paid in connection with our initial public offering.

(2)
Amounts represent the aggregate grant date fair value of stock options awarded in 2014 and 2013, calculated in accordance with FASB Accounting Standards Codification Topic 718. Each of our NEOs receives a regular annual grant of nonqualified stock options at or about the time of our annual meeting of stockholders. A description of the methodologies and assumptions we use to value options awards and the manner in which we recognize the related expense are described in Note 10, Stock-Based Compensation, to our consolidated financial statements, for the year ended December 30, 2014. These amounts may not correspond to the actual value eventually realized by each NEO because the value depends on the market value of our common stock at the time the option is exercised.

(3)
Amounts shown in this column represent cash bonus awards granted to our named executive officers for performance during 2013. No cash bonuses will be paid to our named executive officers for 2014 because we did not achieve our EBITDA targets. For each year, we maintained bonus plans that provided each NEO with the opportunity to earn a bonus based on achievement of adjusted EBITDA goals for the applicable year. The target bonuses were 100% of base salary for Mr. Reddy, 80% and 75% of base salary for Mr. Kinsey in 2014 and 2013, respectively, and 50% of base salary for Mr. Boennighausen for 2014 and 2013. The Compensation Committee of the Board reserves the right to exercise discretion to increase or decrease such bonuses based on other factors, which can include the executive officers’ individual performance and other bonus compensation, such as that paid in connection with our initial public offering.

(4)Amounts shown in this column are detailed in the table below:

Name	Year	Car Allowance	Life Insurance	Health & Wellness	Total Other Compensation
Kevin Reddy	2014	$19,903	$5,932	$840	$26,675
	2013	9,508	5,674	2,570	17,752
Keith Kinsey	2014	4,751	7,417	826	12,994
	2013	1,553	7,087	614	9,254
Dave Boennighausen	2014	8,332	2,094	840	11,266
	2013	6,804	2,094	607	9,505

Outstanding Equity Awards at December 30, 2014
The following table sets forth information regarding outstanding option awards at the end of 2014 for each of the named executive officers. None of the executive officers held any outstanding stock awards other than stock options at the end of 2014.

Name	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable		Option exercise price	Option expiration date
Kevin Reddy	806,790	—		$8.67	12/27/2020
	162,281	97,369	(1)	$18.00	06/27/2023
	—	20,000	(3)	$31.53	05/13/2024
Keith Kinsey	588,540	—		$8.67	12/27/2020
	17,310	—		$9.53	05/14/2022
	90,156	54,094	(1)	$18.00	06/27/2023
	—	20,000	(3)	$31.53	05/13/2024
Dave Boennighausen	63,333	—		$8.67	12/27/2020
	22,503	—		$9.53	05/14/2022
	—	43,275	(2)	$12.13	12/06/2022
	—	20,000	(3)	$31.53	05/13/2024
______________________________
(1)The options vest equally on each of June 27, 2015, 2016 and 2017.
(2)These options vest on December 6, 2015.
(3)These options vest in 25% increments on each of May 13, 2015, 2016, 2017 and 2018.
Potential Payments and Acceleration of Equity upon Termination or Termination in Connection with a Change in Control
Employment and Severance Agreements
We are a party to employment agreements with each of the Messrs. Reddy and Kinsey (the “Employment Agreements”). Each of the Employment Agreements has a three-year term that commenced on the date of our initial public offering and continues for three years unless earlier terminated. The Employment Agreements automatically extend at the end of the initial term and annually thereafter in each case, for a one year term, unless either party provides at least ninety days’ prior written notice of nonextension.
Pursuant to the employment agreements, Mr. Reddy received a $1.0 million cash bonus, and Mr. Kinsey received a $500,000 cash bonus, upon the completion of our initial public offering. In addition, Mr. Reddy was granted 259,650 stock options and Mr. Kinsey 144,250 stock options upon completion of our initial public offering pursuant to our Amended and Restated 2010 Stock Incentive Plan, subject to the terms of that plan. One-half of those options were vested upon grant and the other half will vest in equal increments on the first through fourth anniversaries of the grant date.
In the event Mr. Reddy or Mr. Kinsey is terminated without cause, resigns for good reason or dies or becomes disabled while employed by the Company, a pro rata portion of the next vesting installment of any outstanding options will vest. In addition, if Mr. Reddy or Mr. Kinsey is terminated without cause or resigns for good reason within 12 months following a change in control, any remaining unvested portion of all outstanding options will vest.
Each Employment Agreement provides for the payment of base salary and bonus, as well as customary employee benefits. Under each of the Employment Agreements, if the executive’s employment is terminated by the Company without “cause” or by the executive with “good reason” (as such terms are defined in the applicable Employment Agreement) the executive is entitled to receive compensation equal to 18 months of the executive’s then-current base salary, payable in equal installments over 18 months, a pro rata bonus for the year of termination and reimbursement of “COBRA” premiums for up to 18 months for the executive and his dependents. The severance payments are conditioned upon the executive entering into a mutual release of claims with us.
Each of the Employment Agreements also restricts the executive from engaging in a competitive business during his employment and for 18 months thereafter, or soliciting employees at or above the level of vice president or above during his employment and for 12 months thereafter. For this purpose, “competitive business” is defined as any business engaged in the fast casual restaurant business in North America that derives 20% or more of its revenues from the sale of noodle or pasta dishes.

In addition, we are a party to a Severance Agreement with Mr. Boennighausen dated December 19, 2012 (the “Severance Agreement”). Pursuant to the Severance Agreement, Mr. Boennighausen is an “at-will” employee. If the Company terminates Mr. Boennighausen’s employment without “cause,” (as such term is defined in the Severance Agreement) Mr. Boennighausen is entitled to receive compensation equal to nine months of his then-current base salary, payable in equal installments over nine months, a pro rata bonus for the year of termination and reimbursement of “COBRA” premiums for up to nine months for Mr. Boennighausen and his dependents. The severance payments are conditioned upon Mr. Boennighausen entering into a mutual release of claims with us. The Severance Agreement also includes similar noncompetition and nonsolicitation covenants as the Employment Agreements, except that the duration of the covenants apply to Mr. Boennighausen during his employment and for nine months thereafter.
In addition, Mr. Boennighausen’s outstanding unvested options provide that in the event his employment is terminated without cause within 12 months following a change in control, any remaining unvested portion of such options will vest.
Payments Upon Termination or Change in Control
None of our NEOs is entitled to receive payments or other benefits upon termination of employment or a change in control, except as provided in the Employment Agreements and Severance Agreement described above.
Certain Other Compensation Plans
401(k) Plan
We maintain a tax-qualified retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to defer eligible compensation subject to applicable annual Code limits. No employer contributions were made to the 401(k) plan in 2013 or 2014. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code.
Pension Benefits
Our NEOs did not receive any benefits from the Company under any pension or retirement plan we sponsored during 2014.
Nonqualified Deferred Compensation
On May 16, 2013 the Company adopted The Executive Non-Qualified “Excess” Plan (the “Excess Plan”). The Excess Plan provides supplementary benefits to the eligible participants whose benefits under the Company’s 401(k) Plan are limited because of the restriction on annual additions that may be made to a qualified defined contribution plan and/or the limitation on compensation that may be taken into account in calculating contributions to such a plan. Our NEOs did not earn any nonqualified deferred compensation benefits from us during 2014 under the Excess Plan or otherwise.

DIRECTOR COMPENSATION

We have adopted a non-employee director compensation plan covering non-employee directors other than directors affiliated with Catterton or PSPIB. Under the plan, each non-employee director covered by the plan receives an annual cash retainer for board service, an annual cash retainer for committee service and an annual cash retainer for serving as chair of a committee. The board has currently fixed the retainer for board service at $50,000 per year, and it has fixed each of the retainers for committee service and committee chair at $10,000 per year. In addition, at the close of business on the date of the Company’s annual meeting of stockholders, each non-employee director covered by the plan will receive an annual retainer stock option under the plan, which shall vest on the date of the next annual meeting of stockholders. The annual retainer grant has a value, as determined by the Board of Directors in good faith using the Black-Scholes valuation formula, of $50,000.
Directors who are also employees, such as Mr. Reddy and Mr. Kinsey, do not and will not receive any compensation for their services as directors. In addition, directors appointed by Catterton and Argentia have not received any compensation for their services as directors and shall not receive any such compensation for two years following the closing date of our IPO in June 2013. Thereafter, the Company shall pay the directors appointed by Catterton and Argentia an annual fee of $100,000 (or such other amount that may be determined by the Board of Directors to be payable to non-employee directors) for each such director serving on the Board of Directors; provided, that any fees otherwise payable to directors appointed by Catterton shall instead be paid directly to Catterton Management Company, L.L.C. and any fees otherwise payable to directors appointed by Argentia shall instead be paid directly to Argentia. The directors appointed by Catterton and Argentina include Messrs. Dahnke, Frenkiel and Taub. In addition, prior to his resignation from the Board in June 2014, Mr. Pittman, who had been appointed by Argentina, did not receive any compensation for his service.
Directors have been and will continue to be reimbursed for travel, food, lodging and other expenses directly related to their activities as directors. Directors are also entitled to the protection provided by their indemnification agreements and the indemnification provisions in our certificate of incorporation and bylaws, as well as the protection provided by director and office liability insurance provided by us.
The following table sets forth information concerning the compensation of our independent directors for the fiscal year ended December 30, 2014.

Director Name	Fees Earned or Paid in Cash ($)		Option Awards ($)(4)(5)	Total ($)
Jeffrey Jones	$70,000	(1)	$62,522	$132,522
Johanna Murphy	30,000	(2)	—	30,000
James Rand	60,000	(3)	62,522	122,522
______________________________

(1)	This amount includes a $10,000 annual fee for serving as the chairman of the audit committee and $10,000 annual fee for serving as a member of the audit committee.

(2)	This amount includes $25,000 in fees for board service and $5,000 in fees for serving as a member of the audit committee, for Ms. Murphy's service in 2014 since joining the board in June 2014.

(3)	This amount includes a $10,000 annual fee for serving as a member of the audit committee.

(4)
The annual retainer grant in 2014 had a grant date fair value (computed in accordance with FASB ASC Topic 718) of $62,522 and covered the period from the adoption of the Non-Employee Directors Compensation Plan in 2013 through the 2014 fiscal year.

(5)
The outstanding options for Messrs Jones and Rand as of December 30, 2014 were 5,511 and 31,476, respectively. Ms. Murphy had no outstanding options as of December 30, 2014. None of the directors held any outstanding stock awards other than options at the end of 2014.

TRANSACTIONS WITH RELATED PERSONS

The following is a description of each transaction since January 1, 2014 to which we have been a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers, beneficial holders of more than 5% of either our Class A or our Class B Common Stock, or any other related person had or will have a direct or indirect material interest.
Stockholders Agreement. In connection with our initial public offering, we entered into a stockholders agreement with our Equity Sponsors that became effective upon the completion of the initial public offering. The stockholders agreement contains agreements with respect to restrictions on the sale, issuance or transfer of shares that prevent either Equity Sponsor from transferring its shares without the consent of the other Equity Sponsor, except in connection with a tag along sale of common stock by both

Equity Sponsors or pursuant to the registration rights agreement, which is described below, until the earlier of the second anniversary of the offering and the time at which such Equity Sponsor holds less than 25% of our outstanding Class A common stock and Class B Common Stock. The stockholders agreement also grants our Equity Sponsors the right, subject to certain conditions, to nominate representatives to our Board of Directors and committees of our Board of Directors. Catterton and Argentia each will have the right to designate two members to our Board of Directors, and the parties to the stockholders agreement will agree to vote to elect such director designees. If at any time an Equity Sponsor owns more than 10% and less than 20% of our outstanding Class A and Class B common stock, such Equity Sponsor has the right to designate one nominee for election to our Board of Directors. If an Equity Sponsor’s ownership level falls below 10% of our outstanding Class A and Class B common stock, such Equity Sponsor will no longer have a right to designate a nominee. In addition, for so long as Catterton and Argentia hold at least 35% of the voting power of our outstanding common stock, certain actions may not be taken without the approval of Catterton and Argentia, including:

•
any merger, recapitalization or other adjustment in voting rights, if following such event, Catterton and Argentia would not together have sufficient voting power or otherwise be entitled to elect a majority of the Board;

•	any sale of all or substantially all the assets of the Company;

•	the issuance of any capital stock of us or any of our subsidiaries, other than certain issuances upon the grant of equity awards;

•	create any new class or series of shares of equity securities having rights, preferences or privileges senior to or on a parity with the Common Stock; or

•
any amendment of our certificate of incorporation, bylaws or equivalent organization documents of the Company or any Subsidiary of the Company in a manner that could reasonably be expected to adversely affect the rights of Catterton or Argentia.

Control Relationships. Catterton and Argentia own approximately 23% and 28%, respectively, of our equity interests; however, the terms of the certificate of incorporation prevent control by either Equity Sponsor acting on its own. However, under the stockholders agreement our Equity Sponsors have agreed to elect each other’s director nominees and to not take certain actions affecting us without the consent of the other Equity Sponsor. See “—Stockholders Agreement”, above, for a description of the material provisions of the stockholders agreement. As a result, our Equity Sponsors could potentially have significant influence over all matters presented to our stockholders for approval, including election and removal of our directors and change in control transactions.
Registration Rights. Pursuant to the terms of a registration rights agreement between us and certain holders of our stock, including Catterton, certain of its affiliates and Argentia, certain holders of our stock are entitled to demand and piggyback rights:

•
Demand Registrations. Under the registration rights agreement, both Catterton and Argentia are able to require us to file a registration statement under the Securities Act, covering at least 10% of our equity interests, and we are required to notify holders of such securities in the event of such request (a “Demand Registration Request”). Each of Catterton and Argentia can issue unlimited Demand Registration Requests, unless we are ineligible to use Form S-3, in which case we will not be obligated to grant more than three Demand Registration Requests to each of Catterton and Argentia during such period of ineligibility.

•
Piggyback Registrations. Under the Registration Rights Agreement, if at any time we propose or are required to register any of our equity securities under the Securities Act (other than a demand registration or pursuant to an employee benefit or dividend reinvestment plan), we will be required to notify each eligible holder of its right to participate in such registration and to use commercially reasonable efforts to cause all eligible securities requested to be included in the registration to be so included.

Procedures for Approval of Related Party Transactions. Our policies on related party transactions, which are included in our Audit Committee charter, Nominating and Corporate Governance Committee charter, and our Employee Code of Business Conduct and Ethics, address the policies and procedures for review and approval of related party transactions. These policies cover certain relationships and material obligations and interests. These policies provide that, in determining whether or not to recommend the initial approval or ratification of a related party transaction, all relevant facts and circumstances available shall be considered. The Nominating and Corporate Governance Committee and Audit Committee are both responsible for approval and ratification of certain related person transactions pursuant to the applicable policies and procedures.

REPORT OF THE AUDIT COMMITTEE
This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that The Company specifically incorporates this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act of 1933 or the Securities Exchange Act of 1934.
The principal purpose of the Audit Committee is to assist the Board of Directors in its oversight of (i) the integrity of our accounting and financial reporting processes and the audits of our financial statements; (ii) our system of disclosure controls and internal controls over financial reporting; (iii) our compliance with legal and regulatory requirements; (iv) the qualifications and independence of our independent auditor; (v) the performance of our independent auditor; and (vi) the business practices and ethical standards of the Company. The Audit Committee is responsible for the appointment, compensation, retention and oversight of work of the Company's independent auditor. The Audit Committee’s function is more fully described in its charter.
Our management is responsible for the preparation, presentation and integrity of our financial statements, for the appropriateness of the accounting principles and reporting policies that we use and for establishing and maintaining adequate internal control over financial reporting. Ernst & Young LLP, or Ernst & Young, our independent registered public accounting firm for 2014, was responsible for performing an independent audit of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 30, 2014, and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.
The Audit Committee has reviewed and discussed with management our audited financial statements included in our Annual Report on Form 10-K for the year ended December 30, 2014.
The Audit Committee has also reviewed and discussed with Ernst & Young the audited financial statements in the Form 10-K. In addition, the Audit Committee discussed with Ernst & Young those matters required to be discussed under applicable standards of the Public Company Accounting Oversight Board (the "PCAOB"). Additionally, Ernst & Young provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding Ernst & Young’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with Ernst & Young its independence from the Company.
Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Form 10-K for filing with the SEC.

THE AUDIT COMMITTEE

Jeffrey Jones (Chair)
Johanna Murphy
James Rand

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 and SEC rules require our directors, executive officers and persons who own more than 10% of our common stock to file reports of their ownership and changes in ownership of our common stock with the Securities and Exchange Commission. Based solely on our review of the reports filed during 2014, and on written representations from such reporting persons, we determined that no director, executive officer or beneficial owner of more than 10% of our common stock failed to file on a timely basis during 2014.
STOCKHOLDER PROPOSALS
Stockholder proposals for inclusion in the Company’s Proxy Statement and form of proxy relating to the Company’s 2016 annual meeting of stockholders to be held in 2016 must be received by the Company at the principal executive offices of the Company no later than the close of business on November 26, 2015. Stockholders wishing to make a director nomination or bring a proposal before the annual meeting to be held in 2016 (but not include it in the Company’s proxy materials) must provide written notice of such proposal to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on February 6, 2016 and not earlier than the close of business on January 7, 2016, assuming the Company does not change the date of the 2016 annual meeting of stockholders by more than 30 days before or 70 days after the anniversary of the 2015 Annual Meeting. Any matter so submitted must comply with the other provisions of the Company’s bylaws and be submitted in writing to the Secretary at the principal executive offices.
DIRECTORS’ ATTENDANCE AT ANNUAL STOCKHOLDER MEETINGS
The Company invites its Board members to attend its annual stockholder meetings and requires that they make every effort to attend the annual meetings absent an unavoidable and irreconcilable conflict. All eight of the Company's directors attended the Company's 2014 Annual Meeting of Stockholders.
STOCKHOLDER COMMUNICATIONS
Any security holder of the Company wishing to communicate with the Board may write to the Board at Board of Directors, c/o Corporate Secretary, 520 Zang Street, Suite D, Broomfield, CO 80021, or by email at investorrelations@noodles.com. The Corporate Secretary will maintain a log of such communications and transmit as soon as practicable such communications to the identified director addressee(s), unless there are safety or security concerns that mitigate against further transmission of the communication, as determined by the Corporate Secretary. The Board or individual directors so addressed will be advised of any communication withheld for safety or security reasons as soon as practicable.

In addition, any person wishing to communicate with Scott Dahnke, the Company's lead independent director, or with the Company's independent directors may do so by writing to them, c/o Corporate Secretary, 520 Zang Street, Suite D, Broomfield, CO 80021, or by email at investorrelations@noodles.com.
OTHER BUSINESS
The Board does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage paid envelope, or vote via the Internet or by telephone, so that your shares may be represented at the meeting.
WHERE YOU CAN FIND MORE INFORMATION
The Company files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.
We make available free of charge on or through our Internet website, investor.noodles.com, our reports and other information filed with or furnished to the SEC and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The

SEC's Internet website, www.sec.gov, also contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC.
WE WILL PROVIDE, WITHOUT CHARGE, ON THE WRITTEN REQUEST OF ANY STOCKHOLDER, A COPY OF OUR 2014 ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE SEC PURSUANT TO RULE 13A-1. STOCKHOLDERS SHOULD DIRECT SUCH REQUESTS TO THE COMPANY’S SECRETARY AT 520 ZANG STREET, SUITE D, BROOMFIELD, CO 80021, OR BY EMAIL AT INVESTORRELATIONS@NOODLES.COM.

NOODLES & COMPANY

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.proxypush.com/ndls
Use the Internet to vote your proxy until 11:59 p.m. (CT) on May 5, 2015.

TELEPHONE – 1-866-883-3382
Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on May 5, 2015.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

Please detach here

The Board of Directors Recommends a vote FOR Items 1 and 2.

1. Election of Class II directors: 01 Stuart Frenkiel, 02 Jeffrey Jones, 03 Andrew Taub

☐ FOR all nominees (except as marked) ☐ WITHHOLD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1 AND 2.

Address Change? Mark box, sign, and indicate changes below: ☐

Date ____________________

Signature(s) in Box

Please sign exactly as your name(s) appears on the proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide the full name of the corporation and the title of the authorized officer signing the proxy.

NOODLES & COMPANY

ANNUAL MEETING OF STOCKHOLDERS

May 6, 2015
2:00 p.m. Local Time

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 6, 2015.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If a properly signed proxy is returned with no choice specified, the proxy will be voted FOR Items 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint Keith Kinsey, Dave Boennighausen and Paul Strasen, and each of them, and each with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments and postponements thereof.

See reverse for voting instructions.